UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2011

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2011, Westlake Chemical Corporation and certain of its subsidiaries (collectively, the “Company”) entered into a second amendment and restatement (the “Amendment and Restatement”) of the Credit Agreement dated as of July 31, 2003, as heretofore amended (as so amended, the “Revolving Credit Agreement”), by and among the financial institutions party thereto, as lenders (collectively, the “Lenders”), Bank of America, N.A., as agent, and Westlake Chemical Corporation and certain of its subsidiaries, as borrowers, relating to a $400 million senior secured revolving credit facility.

Among other things, the Amendment and Restatement:

•	extended the scheduled maturity date of the facility from September 8, 2013 to September 16, 2016;

•	reduced the interest rate and facility fee payable under the Revolving Credit Agreement;

•

includes a covenant requiring the Company to maintain a minimum fixed charge coverage ratio of 1.0:1.0 for successive 30-day periods after any date on which the borrowing availability under the facility is less than the greater of (1) 12.5% of the commitments under the facility and (2) $50 million, until the borrowing availability exceeds the greater of the amount in clause (1) and the amount in clause (2) for a 30-day period;

•

includes a covenant generally restricting the Company from making distributions unless, on a pro forma basis after giving effect to the distribution, the borrowing availability under the facility equals or exceeds the greater of (1) 25% of the commitments under the facility and (2) $100 million; or the borrowing availability under the facility equals or exceeds the greater of (1) 17.5% of the commitments under the facility and (2) $70 million, and the Company’s fixed charge coverage ratio is at least 1.0:1.0; provided, that, notwithstanding the foregoing, the Company may make distributions in the aggregate up to $25 million if, on a pro forma basis after giving effect to the distribution, either (1) the borrowing availability under the facility equals or exceeds the greater of (A) 17.5% of the commitments under the facility and (B) $70 million, or (2) the Company’s fixed charge coverage ratio is at least 1.0:1.0;

•

includes a covenant generally restricting the Company from making acquisitions and investments unless, on a pro forma basis after giving effect to the acquisition or investment, the borrowing availability under the facility equals or exceeds the greater of (1) 25% of the commitments under the facility and (2) $100 million; or the borrowing availability under the facility equals or exceeds the greater of (1) 17.5% of the commitments under the facility and (2) $70 million, and the Company’s fixed charge coverage ratio is at least 1.0:1.0; provided, that, notwithstanding the foregoing, the Company may make acquisitions and investments in the aggregate up to $25 million if, on a pro forma basis after giving effect to the acquisition or investment, either (1) the borrowing availability under the facility equals or exceeds the greater of (A) 17.5% of the commitments under the facility and (B) $70 million, or (2) the Company’s fixed charge coverage ratio is at least 1.0:1.0; provided, further, that, notwithstanding the foregoing, the Company may make (1) investments up to $200 million in one or more joint ventures that own feedstock, raw material and ethylene pipeline, storage and fractionating facilities and (2) additional investments up to $55 million in Suzhou Huasu Plastics Co., Ltd.;

•	generally allows the Company to incur up to $150 million in purchase money debt and eliminates a $20 million maximum limit on the amount of capital leases that the Company may enter into;

•

generally allows the Company to incur an amount of debt secured by liens on assets of the Company that are not collateral under the facility up to the greater of (1) $600 million and (2) 30% of tangible assets;

•	generally allows the Company to enter into sale and leaseback transactions in an amount up to $150 million; and

•

so long as no default or event of default has occurred or is continuing, allows the Company to prepay any debt with unrestricted cash and to prepay any of the Company’s existing senior notes with unrestricted or restricted cash.

The Revolving Credit Agreement also includes a provision permitting the borrowers to increase the size of the facility, up to four times, in increments of at least $25 million each (up to a maximum of $150 million) under certain circumstances if certain lenders agree to commit to such an increase.

Amounts drawn under the facility are limited to (1) 85% of the net amount of eligible accounts receivable, plus (2) the lesser of (a) 70% of the value of the lower of cost or market of eligible inventory, or (b) 85% of the appraised net orderly liquidation value of all eligible inventory, plus (3) 100% of cash held in an account with Bank of America and subject to a control agreement with Bank of America, minus (4) such reserves as Bank of America, the agent, may establish. Advances on inventory are limited to $325 million. The facility includes a $400 million sub-limit for letters of credit, and any outstanding letters of credit will be deducted from availability under the facility.

Any borrowings under the facility will bear interest at either LIBOR plus a spread ranging from 1.75% to 2.25% or a base rate plus a spread ranging from 0.25% to 0.75%. The revolving credit facility also requires an unused commitment fee of 0.375%. All interest rates under the facility are subject to monthly grid pricing adjustments based on prior month average daily loan availability.

The Amendment and Restatement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

10.1	Second Amended and Restated Credit Agreement dated as of September 16, 2011 by and among the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake and certain of its domestic subsidiaries, as borrowers, relating to a $400 million senior secured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: September 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of September 16, 2011 by and among the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake and certain of its domestic subsidiaries, as borrowers, relating to a $400 million senior secured revolving credit facility.